Exhibit 10.1

FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 24, 2020, by and between Nephros, Inc. (“Purchaser”) and Gregory Lucas (the “Member”). Capitalized terms used but not defined in this Amendment will have the meanings ascribed to them pursuant to the MIPA (defined below).

WHEREAS, the parties hereto, along with Biocon 1, LLC and Aether Water Systems, LLC, previously entered into that certain Membership Interest Purchase Agreement dated December 31, 2018 (the “MIPA”); and

WHEREAS, the parties hereto desire to amend the MIPA in order to modify the Quarterly Earnout Periods used for determining the amount of Earnout Payments payable to Member by disregarding the fiscal quarter ending June 30, 2020, and including the fiscal quarter ending March 31, 2021, as more fully described in this Amendment.

NOW, THEREFORE, the parties hereto, for good and valuable consideration and intending to be legally bound, hereby agree as follows:

1. Adjustment to Quarterly Earnout Periods. Notwithstanding anything to the contrary contained in the MIPA, the quarterly period ending June 30, 2020, shall not be a “Quarterly Earnout Period” for purposes of determining an Earnout Payment under the MIPA and no Earnout Payment shall be payable with respect to such period. Instead, the sixth, seventh, and eighth Quarterly Earnout Periods for purposes of determining the Earnout Payments will be the Purchaser fiscal quarters ending September 30, 2020, December 31, 2020, and March 31, 2021, respectively (the “Remaining Quarterly Earnout Periods”). The Earnout Payments for the Remaining Quarterly Earnout Periods shall be calculated in accordance with the “Actual Quarterly Net Revenue Ranges for 2020” section of Schedule 3.4(d) of the MIPA regardless of the actual dates of such Remaining Quarterly Earnout Periods. For the avoidance of doubt, no Earnout Payment will be payable with respect to any period subsequent to March 31, 2021.

2. Reaffirmation. Other than as set forth in this Amendment, the MIPA remains in full force and effect. This Amendment will form a part of the MIPA for all purposes.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be an original, but all such counterparts will constitute one and the same instrument. The exchange of executed copies of this Agreement by facsimile, email (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmissions will constitute effective execution and delivery of this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

NEPHROS, INC.

By:	/s/ Andrew Astor
Name:	Andrew Astor
Title:	Chief Financial Officer

/s/ Gregory Lucas
Gregory Lucas

Signature page to Amendment to Membership Interest Purchase Agreement